STATEMENT PURSUANT TO SECTION 10-602
                   OF THE ARIZONA BUSINESS CORPORATION ACT OF
                            AUTOTRADECENTER.COM INC.
             FOR DESIGNATION OF SERIES D CONVERTIBLE PREFERRED STOCK


We, Roger L. Butterwick and John E. Rowlett, being the President and Secretary, respectively, of AUTOTRADECENTER.COM INC., a corporation organized and existing under the laws of Arizona (the "Corporation"), DO HEREBY CERTIFY that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation and Section 10-602 of the Arizona Business Corporation Act, the Board of Directors, by unanimous written consent dated January 27, 2000, and February 14, 2000, adopted the following resolution providing for the issuance of a series of Preferred Stock:

    RESOLVED, that pursuant to the authority vested in the Board of Directors, a series of Preferred Stock shall be established, the distinctive designation of which shall be "Series D Convertible Preferred Stock" (such shares sometimes referred to herein as the "Preferred Shares" or the "Series D Preferred Stock"), and the preferences and relative, participating, optional or other special rights of Series D Preferred Stock , and the qualifications, limitations or restrictions thereof shall be as follows:

    (I) NUMBER OF SHARES. The number of shares which shall constitute the Series D Preferred Stock shall be 31,200 which number of shares may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors.

    (II) CONVERSION PROVISIONS. The holders of shares of Series D Preferred
    Stock  shall  have  conversion   rights  as  follows  (the  "Conversion
    Rights"):

         (a) RIGHT TO CONVERT.


              (1) Each share of Series D Preferred Stock shall be convertible, at the option of its holder, at any time, into a number of shares of Common Stock of the Corporation equal to $100.00 divided by the conversion price (the "Conversion Price") which shall be Sixty-Five Percent (65%) of the average Market Price of the Common Stock for the 10 trading days immediately prior to the Conversion Date (defined below), increased proportionately for any reverse stock split and decreased proportionately for any forward stock split or stock dividend. For purposes of this Section II(a)(1), Market Price for any date shall be the closing bid price of the Common Stock on such date, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the OTC Bulletin Board, as the case may be. The maximum Conversion Price shall be $4.00 per share.

AUTOTRADECENTER.COM INC. STATEMENT PURSUANT TO SECTION 10-602             Page 1
SERIES D CONVERTIBLE PREFERRED STOCK

              (2) No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock, and in lieu thereof the number of shares of Common Stock issuable for the Preferred Shares converted shall be rounded to the nearest whole number.

              (3) In order to convert the Preferred Shares into shares of Common Stock, the holder of the Preferred Shares shall: (i) complete, execute, and deliver to the Corporation the conversion certificate attached hereto as Exhibit A (the "Notice of Conversion"); and (ii) surrender the certificate or certificates representing the Preferred Share being converted (the "Converted Certificate") to the Corporation. The Notice of Conversion shall be effective and in full force and effect if delivered to the Corporation by facsimile transmission at
    (480) 367-0989; provided that the original Notice of Conversion and the Converted Certificate are delivered to the Corporation within three (3) business days thereafter at 8135 East Butherus, Suite 3, Scottsdale, Arizona 85260, or such other address as the Corporation shall have. If such delivery is made, the date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date set forth therefor in the Notice of Conversion; and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to the Corporation within three (3) business days following the Conversion Date, the Notice of Conversion shall become null and void as if it were never given and the Corporation shall, within two (2) business days thereafter, return to the holder by overnight courier any Converted Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of Preferred Shares that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Corporation shall deliver, together with the certificates for the shares of Common Stock issuable upon such conversion as provided herein, a certificate representing the remaining number of Preferred Shares not converted.

              (4) Upon receipt of a Notice of Conversion, the Corporation shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Common Stock to which a converting holder of Preferred Shares shall be entitled as provided herein, which shares shall constitute fully paid and nonassessable shares of Common Stock that are freely transferable on the books and records of the Corporation and its transfer agents, to be issued to, delivered by overnight courier to, and received by such holder by the third (3rd) business day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

AUTOTRADECENTER.COM INC. STATEMENT PURSUANT TO SECTION 10-602             Page 2
SERIES D CONVERTIBLE PREFERRED STOCK

              (5) No less than 100 shares of Series D Preferred Stock may be converted at any one time, unless the holder then holds less than 100 shares and converts all shares at that time.

         (b) ADJUSTMENTS TO CONVERSION PRICE.

              (1) RECLASSIFICATION, EXCHANGE, AND SUBSTITUTION. If the Common Stock issuable on conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split, or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Series D Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series D Preferred Stock immediately before that change.

              (2)  REORGANIZATIONS,  MERGERS,  CONSOLIDATIONS,  OR  SALE OF
    ASSETS. If at any time there shall be a capital reorganization of the Corporation's common stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this
    Section II) or merger of the Corporation into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, or sale, lawful provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Series D Preferred Stock would have been entitled on such capital reorganization, merger, or sale if the Series D Preferred Stock had been converted immediately before that capital reorganization, merger, or sale to the end that the provisions of this paragraph (b)(2) (including adjustment of the Conversion Price then in effect and number of shares purchasable upon conversion of the Series D Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

              (c) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section II and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

AUTOTRADECENTER.COM INC. STATEMENT PURSUANT TO SECTION 10-602             Page 3
SERIES D CONVERTIBLE PREFERRED STOCK

              (d) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price for any shares of Series D Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series D Preferred Stock.

              (e) NOTICES OF RECORD DATE. In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series D Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

              (f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient, based on the Conversion Price then in effect, to effect the conversion of all then outstanding shares of the Series D Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, then, in addition to all rights, claims, and damages to which the holders of the Series D Preferred Stock shall be entitled to receive at law or in equity as a result of such failure by the Corporation to fulfill its obligations to the holders hereunder, the Corporation will take any and all corporate or other action as may, in the opinion of counsel, be helpful, appropriate, or necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

              (g) NOTICES. Any notices required by the provisions hereof to be given to the holders of shares of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on the books of the Corporation or to such other address of such holder or its representative as such holder may direct.

AUTOTRADECENTER.COM INC. STATEMENT PURSUANT TO SECTION 10-602             Page 4
SERIES D CONVERTIBLE PREFERRED STOCK

    (III) LIQUIDATION PROVISIONS. In the event of liquidation, dissolution, or the winding up of the Corporation, whether voluntary or involuntary, any holder of the Series D Preferred Stock shall, for each share of Series D Preferred Stock, be entitled to receive a distribution of $100.00 out of the assets of the Corporation, on an equal preference basis to the Series C Preferred Stock, but prior to any distribution of assets with respect to any other shares of capital stock of the Corporation.

    (IV) REDEMPTION PROVISIONS. So long as there is an effective registration statement and current prospectus covering the shares of Common Stock into which the Series D Preferred Stock is convertible, the Corporation shall have the right and option upon notice to the holders of the Series D Preferred Stock to call, redeem, and acquire any or all of the shares of Series D Preferred Stock at a price equal to $110.00 per share, at any time to the extent such shares have not previously converted to Common Stock pursuant to the terms described above; provided, however, that the holders of the Series D Preferred Stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption (the "Redemption Date"), to convert their shares of Series D Preferred Stock in accordance with the terms described above. If the shares are converted during such 30-day period, this call option shall be deemed not to have been exercised by the Corporation with respect to such shares so converted. Said Notice of Redemption shall require the holders to surrender to the Corporation, on or before the Redemption Date, to the Corporation's transfer agent, the certificates representing the shares of Series D Preferred Stock to be redeemed. Notwithstanding the fact the certificates representing the shares called for redemption have not been surrendered for redemption and cancellation on or after the Redemption Date, such shares shall be deemed to be expired and all rights of the holders thereof shall cease and terminate.

    (V) VOTING PROVISIONS. Except as otherwise expressly provided or required by the Arizona Business Corporation Act, the Series D Preferred Stock shall have no voting rights.

    (VI) PREEMPTIVE RIGHTS PROVISIONS. The Series D Preferred Stock shall no preemptive rights.

    (VII) NO OTHER POWERS, PREFERENCES, OR RIGHTS. The shares of Series D Preferred Stock shall not have any relative powers, preferences and rights, nor any qualifications, limitations or restrictions thereof, other than as set forth herein or in the Statement Pursuant to Section 10-602 of the Arizona Business Corporation Act.

    (VIII) REGISTRATION OF COMMON STOCK ISSUABLE UPON CONVERSION. At its expense, the Corporation will file within 30 days of the closing of an offering, and will use its best efforts to cause to become effective by acceleration as soon as

AUTOTRADECENTER.COM INC. STATEMENT PURSUANT TO SECTION 10-602             Page 5
SERIES D CONVERTIBLE PREFERRED STOCK
    practicable,  a registration statement on Form S-1 under the Securities
    Act of 1933 and all applicable Blue Sky laws covering the sale of the Common Stock issuable upon conversion of the Preferred Stock. The registration shall not in any way limit a holder's rights in connection with the shares of Common Stock issuable upon conversion of the Preferred Stock from selling such shares (i) pursuant to Rule 144 or
    (ii) pursuant to any other exemption from registration under the Securities Act of 1933.

IN WITNESS WHEREOF, we have hereunto set our hands and seals as President and Secretary, respectively, of the Corporation this _____ day of January, 2000, and we hereby affirm that the foregoing Certificate is our act and deed and the act and deed of the Corporation and that the facts stated therein are true.

/S/ROGER L. BUTTERWICK                   /S/JOHN E. ROWLETT
-----------------------------------      -----------------------------------
Roger L. Butterwick, President           John E. Rowlett, Secretary

AUTOTRADECENTER.COM INC. STATEMENT PURSUANT TO SECTION 10-602             Page 6
SERIES D CONVERTIBLE PREFERRED STOCK

                                    EXHIBIT A

                             CONVERSION CERTIFICATE
                            AUTOTRADECENTER.COM INC.

                      SERIES D CONVERTIBLE PREFERRED STOCK

The undersigned holder (the "Holder") is surrendering to AUTOTRADECENTER.COM INC., an Arizona corporation (the "Corporation"), one or more certificates representing shares of Series D Convertible Preferred Stock of the Corporation (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into shares of Common Stock, no par value per share, of the Corporation (the "Common Stock") as set forth below.

1. The Holder understands that the Preferred Stock was issued by the Corporation pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

2. The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act (in which case the Holder represents that a prospectus has been delivered), (b) in compliance with Rule 144 under the Securities Act, or (c) pursuant to some other exemption from registration.

3. The Holder agrees that Holder shall not sell more than 20% per month of the Common Stock owned by Holder (assuming full conversion of all Preferred Stock held by Holder) in the open market.

------------------------------ ---------------------------- --------------------------- ----------------------------
Number  of Shares of Series D
Preferred     Stock     being                               Number    of   Shares   of
converted                      Conversion Price             Common Stock Issuable       Conversion Date
------------------------------ ---------------------------- --------------------------- ----------------------------

------------------------------ ---------------------------- --------------------------- ----------------------------

Delivery Instruction for certificates of Common Stock and for new certificates representing any remaining shares of Series D Preferred Stock:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




-----------------------------------      ---------------------------------------
Print Name of Holder                     Signature of Holder

AUTOTRADECENTER.COM INC. STATEMENT PURSUANT TO SECTION 10-602             Page 7
SERIES D CONVERTIBLE PREFERRED STOCK